UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 26, 2014, we entered into an amendment of our Amended and Restated Credit Agreement with Wells Fargo Bank, as administrative agent. The amendment increases the size of the credit facility from $30 million to $35 million through the addition of a $5 million capital expenditure term loan facility. Draws under this facility are limited to 80% of the net invoiced cost of capital expenditures and must be made prior to May 24, 2015. Borrowings under this capital expenditure facility are due in quarterly installments, commencing June 30, 2015, equal to 5% of the outstanding advances as of May 24, 2015, with a final balloon payment on April 30, 2017.

Borrowings under this facility bear interest, at our option, at the base rate or LIBOR. The annual interest rate on each base rate borrowing is (i) the greatest of Wells Fargo’s Prime Rate, the Federal Funds Rate plus 0.5% and the one-month LIBOR rate on such day plus 1.00%, plus (ii) a margin between 2.50% and 3.50% (depending on the then current leverage ratio). The interest rate on each LIBOR loan will be the LIBOR rate for the applicable interest period plus a margin between 3.50% and 4.50% (depending on the then-current leverage ratio).

Item 4.01 Changes in Registrant’s Certifying Accountant

UHY LLP (“UHY”) served as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ended December 31, 2013. The Audit Committee of the Board of Directors selected UHY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. On December 1, 2014, UHY informed the Company that effective on that date, its Texas practice had been acquired by BDO USA, LLP. As a result of this transaction, UHY resigned as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The audit reports of UHY on the financial statements of the Company as of and for the year ended December 31, 2013 and for the period since inception (July 17, 2012) through December 31, 2012 and of the Predecessor (as defined in Note 1 to the consolidated financial statements) for the period from January 1, 2012 through October 26, 2012 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

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During the years ended December 31, 2013 and 2012, and the subsequent interim period through December 1, 2014, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of UHY, would have caused UHY to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that UHY furnish it with a letter addressed to the Securities and Exchange Commission stating whether UHY agrees with the above statements. A copy of such letter dated December 2, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

As a result of the UHY transaction, the Audit Committee appointed BDO USA, LLP (“BDO”) as the successor independent registered public accounting firm on December 1, 2014. Prior to such appointment, the Company had not consulted with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of Form 8-K.

Exhibit Number	Description
16.1	Letter of Former Auditors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: December 3, 2014	By:	/s/ Munawar H. Hidayatallah
	Name:	Munawar H. Hidayatallah
	Title:	Chairman and CEO

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